                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          MARCH 4, 1996



                       AUTOMOBILE CREDIT FINANCE VI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          TEXAS                       33-77932                 75-2533095
(State or other jurisdiction       (Commission File          (I.R.S. Employer
    of incorporation)                  Number)              Identification No.)



              700 N. PEARL STREET
              SUITE 400,  L.B. 401
                 DALLAS, TEXAS                              75201-7490
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code          (214) 965-6000


                                NOT APPLICABLE
        (Former name or former address, if changed since last report)


                                        Index to exhibits is located on page
                                        seven of the sequentially numbered
                                        page system.
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ITEM 3.      BANKRUPTCY OR RECEIVERSHIP.

      On August 14, 1995, each of Automobile Credit Fund 1991-III, Inc., Automobile Credit Finance, Inc., Automobile Credit Partners, Inc., Automobile Credit Finance 1992-II, Inc., Automobile Credit Finance III, Inc., Automobile Credit Finance IV, Inc., Automobile Credit Finance V, Inc., and Automobile Credit Finance VI, Inc. (collectively "Debtors" and individually "Debtor") filed a petition in the U. S. Bankruptcy Court in the Northern District of Texas, Dallas Division ("Court") seeking protection under Chapter 11 of the United States Bankruptcy Code ("Code") under Case Nos. 395-34981-RCM-11 through 395-34988-SAF-11. These Cases were consolidated for purposes of joint administration under Case No. 395-34981-RCM-11. All of the Debtors are subsidiaries of Search Capital Group, Inc. ("Search"). Search did not seek protection under the Code.

       Confirmation of Joint Plan. Search and the Debtors filed, on December 22, 1995, as co-proponents, their Third Amended and Supplemental Joint Plan of Reorganization (the "Joint Plan") for all of the Debtors. On March 4, 1996, the Court entered an order (the "Confirmation Order") confirming the Joint Plan as to all of the Debtors. Confirmation by the Court occurred after a vote of the holders ("Noteholders") of outstanding notes issued by the Debtors ("Notes"). The Notes and the Noteholders constituted essentially all of the indebtedness and creditors, respectively, of the Debtors. The Noteholders of each Debtor were entitled to vote for or against the Joint Plan, with respect to claims represented by their Notes, as a separate creditor class. The final date for voting on confirmation of the Joint Plan occurred in late January 1996. Sufficient affirmative votes for confirmation of the Joint Plan were received from the Noteholders of each Debtor. The effective date of the Joint Plan is March 15, 1996 (the "Effective Date"). The following discussion summarizes the terms and provisions of the Joint Plan, but reference is made to Joint Plan itself for the full terms and provisions of the Joint Plan.

      Plan Options for Secured Claims of Noteholders. The Joint Plan provides that Noteholders voting to accept the Joint Plan could choose one of two options (the "Plan Options"). Under one of the Plan Options (the "Search Equity Option"), the Noteholders receive with respect to the secured portion of their claims the issuance by Search of a combination of shares of Common Stock and New Preferred Stock (as defined below) and the cash dividends accrued on their New Preferred Stock from July 1, 1995 to the Effective Date of the Joint Plan. Under the other Plan Option (the "Collateral Option"), the Noteholders receive with respect to the secured portion of their claims distributions of the proceeds of the continued collection or the sale of the motor vehicle receivables securing their Notes. The selection of either Plan Option was made by each Noteholder except that those Noteholders who voted against the Joint Plan were not entitled to select between the Search Equity Option and the Collateral Option but receive treatment under the Search Equity Option. Any purchaser of a Noteholder's claim could change his transferor's election of a Plan Option so long as the change occurred prior to the Effective Date.

      Search Equity Option. Under the Search Equity Option, the pro rata portion of the assets of the Debtors attributable to Noteholders electing the Search Equity Option is transferred to Search on the Effective Date. Search will ultimately issue to the Noteholders receiving the Search Equity Option treatment, subject to adjustment, 0.2823 shares of New Preferred Stock and
0.3109 shares of Common Stock for each $1.00 of a Noteholder's secured claim. The number of shares to be issued may be adjusted by agreement of the financial advisors of Search and the official Creditors Committee of the Debtors as of the Effective Date of the Joint Plan or, if no agreement can be reached, by the Court. Such adjustment will be made to the extent necessary so that the Noteholders will receive New Preferred Stock and Common Stock equal, on a fully diluted basis, to 75% of the value of all shares of New Preferred Stock, Common Stock, 12% Preferred Stock, Warrants (as defined below), other warrants, stock options and rights then outstanding, or agreed to be issued by Search (with certain exceptions), as if all of the Noteholders had elected the Search Equity Option.

      Collateral Option. Under the Collateral Option, a pro rata share of the assets of the Debtors attributable to Noteholders electing the Collateral Option will be transferred to a newly established trust (the "Noteholders Trust") to be held for the benefit of such Noteholders. These assets consist primarily of cash, motor vehicle receivables and repossessed


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
motor vehicles. The transferred cash, net of a pro rata share of administrative expenses, will be immediately distributed to the Noteholders. The trustee will collect the motor vehicle receivables held by the Noteholders Trust and make regular distributions to the Noteholders. In the alternative, the motor vehicle receivables will be sold by the trustee to the highest bidder if the trustee estimates that their sale proceeds would be greater than the present value of the collection proceeds from the receivables. The net proceeds from the sale will be distributed to the Noteholders.

      Determination of Secured Claims of Noteholders. With respect to each Debtor, the total amount of the allowed secured claims for the Noteholders of that Debtor equals 120% of the present value (the "Present Value") of the Debtor's "Net Cash Flow," using a 15% discount rate. The "Net Cash Flow" for each Debtor is the estimated periodic cash distributions that would be made by the Debtor to its Noteholders assuming it continued to collect its receivables at the historical average collection rate experienced by Search and the Debtors in the collection of their receivables. The Present Value was determined as of August 1, 1995. The total Present Values for all Debtors is $44,367,048.

      Unsecured Claims of Noteholders. The unsecured portion of the claims of the Noteholders consists of the difference (i.e. $16,077,204) between total principal and interest due the Noteholders of $69,317,661 and the amount of the secured claims of $53,240,457. All Noteholders, with respect to the unsecured portion of such Noteholders' claims, and any other holders of unsecured claims against the Debtors, will receive from Search a pro rata share of five year warrants to purchase an aggregate of 5,000,000 shares of Common Stock (the "Warrants"). The exercise price of the Warrants will be $2.00 during the first year and increase by $0.25 per year over the term of the Warrants. All Warrants not exercised prior to expiration will be redeemed by Search at a price of $0.25 per Warrant.

      The Joint Plan also requires the establishment of a trust (the "Litigation Trust") for the benefit of the holders of unsecured claims against the Debtors, including the Noteholders. The trust will be established with a total funding of $350,000 to be supplied pro rata from the Debtors' assets. The Litigation Trust will be authorized to pursue any claims and causes of action of each Debtor and of any Noteholder who elected, or failed to elect not, to assign his or her claims and causes of action to the Litigation Trust. Any proceeds will be distributed pro rata to unsecured claim holders. The Litigation Trust will automatically terminate if Search's Common Stock trades at an average price of $2.50 per share for 30 consecutive trading days during the first year following effectiveness of the Joint Plan.

      Dissolution of Debtors. The Joint Plan requires Search to cause each of the Debtors to be liquidated and dissolved as soon as possible after the assignment of the Debtors' assets to the Noteholders Trust, the Litigation Trust and Search.

      Terms of New Preferred Stock. Search's Board of Directors is required to establish a new series of its preferred stock for the purpose of effecting the Joint Plan. The series is designated as the "9%/7% Convertible Preferred Stock" (the "New Preferred Stock"). The Joint Plan specifies certain of the basic preferences, rights and powers of the New Preferred Stock. The final terms of the New Preferred Stock are established by the Board of Directors in the Certificate of Designations filed with the Delaware Secretary of State. The following summary describes only a few of the more significant terms of the New Preferred Stock. Reference is made to the Joint Plan for a more detailed summary of the required preferences, rights and powers of the New Preferred Stock and to the Certificate of Designations for a complete statement of such preferences, rights and powers.

      The New Preferred Stock would have a liquidation preference of $3.50 per share. The New Preferred Stock will receive quarterly dividends at a per annum rate of (i) $0.315 (or 9% of $3.50) per share until the end of the twelfth
(12th) full calendar quarter following payment of the first dividend on the New Preferred Stock ("9% End Date"), or (ii) $0.245 (or 7% of $3.50) per share after the 9% End Date. Dividends accrue from July 1, 1995.

      The New Preferred Stock will be convertible at any time into Common Stock, at a conversion ratio of two shares of Common Stock for each share of New Preferred Stock. The conversion ratio is subject to adjustment in certain events.



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
Up to 50% of the New Preferred Stock will be mandatorily converted into Common Stock at the option of Search if Search's Common Stock trades (i) at a price of $3.50 per share or higher on any 20 trading days for a period of 30 consecutive trading days after the third anniversary of the Effective Date, or (ii) at a price of $4.25 per share or higher on any 20 trading days in a period of 30 consecutive trading days between the second and third anniversaries of the Effective Date. On the seventh anniversary of the Effective Date, all of the New Preferred Stock will be mandatorily converted into Common Stock.

      The holders of outstanding New Preferred Stock will be entitled to one vote per share of New Preferred Stock. The affirmative vote or consent of the holders of more than 66-2/3% of all outstanding shares of New Preferred Stock, voting as a separate class, will be required (i) to amend, alter or repeal any provision of the Certificate of Designations establishing the New Preferred Stock to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the New Preferred Stock, or (ii) to effect any reclassification of the New Preferred Stock. In any vote, a holder of New Preferred Stock will have one vote for each share of New Preferred Stock held of record by such holder. If Search defaults in the payment of the first two quarterly dividends or any four consecutive quarterly dividends, the holders of New Preferred Stock will have two votes per share and will be given the right to elect two-thirds of the members of Search's Board of Directors.

      The New Preferred Stock will not be subject to redemption by Search or at the election of the holders thereof. The New Preferred Stock will not have any preemptive or sinking fund rights.

      Cancellation of Notes. As a condition to receiving any distributions under the Joint Plan, Noteholders are required by the Joint Plan to surrender the certificates for their Notes to the transfer agent of the Joint Plan. Under the Joint Plan, the Notes and the indebtedness represented by the Notes are deemed canceled when the Confirmation Order becomes final. The trust indentures for the Notes, and all related restrictions, are also deemed canceled.

      Financial Information. As of February 29, 1995, the respective balance sheets of the Debtors were as follows:



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
                             DEBTORS' BALANCE SHEETS
                  Based Upon Debtors' Monthly Operating Reports
                             dated February 29, 1996
                             (Dollars in Thousands)

                                    ACF-1991     ACF      ACP     ACF-1992   ACF-III     ACF-IV      ACF-V   ACF-VI
                                    --------     ---      ---     --------   -------     ------      -----   ------
Assets

Cash and Equivalents                  $130      $305     $134      $5,068     $6,307     $2,275     $2,138     $789

Net Contracts Receivable                67        77       70       1,650      3,816      4,587     14,343    8,646

Allowance for Credit Losses            (30)      (35)     (31)       (715)    (1,581)    (1,676)    (5,163)  (3,030)
                                      ----      ----     ----      ------     ------     ------     ------   ------

Net Contracts Receivable after
  Allowance for Credit Losses           37        42       39         935      2,235      2,911      9,180    5,615

Other Assets                            (8)      (20)     (21)        (30)      (145)      (227)      (988)    (559)
                                      ----      ----     ----      ------     ------     ------    -------   ------

               Total Assets           $159      $327     $152      $5,973     $8,687     $5,413    $12,306   $6,963
                                      ====      ====     ====      ======     ======     ======    =======   ======



Liabilities & Shareholders' Equity

Secured Debt (Liabilities
  Subject to Compromise)               590     1,506      610      10,173     15,275     10,171     20,163   10,832

Other Liabilities
  (Not Subject to Compromise)            1         2        1          49         29         47         74       47
                                      ----      ----     ----      ------     ------     ------     ------   ------

               Total Liabilities       591     1,508      611      10,222     15,304     10,218     20,247   10,879

Shareholders' Equity
     (Capital Deficit )               (432)   (1,181)    (459)     (4,249)    (6,617)    (4,805)    (7,931)  (3,916)
                                      ----    ------     ----      ------     ------     ------    -------   ------

Total Liabilities &
     Shareholders Equity
     (Capital Deficit)                $159      $327     $152      $5,973     $8,687     $5,413    $12,306   $6,963
                                      ====      ====     ====      ======     ======     ======    =======   ======


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


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

           Not Applicable

     (b)   PRO FORMA FINANCIAL IN FORMATION.

           Not Applicable

     (c)   EXHIBITS.



EXHIBIT
NUMBER      DOCUMENT DESCRIPTION
-------     --------------------

  2.1       Third Amended Joint Plan of Reorganization

  2.2       Modification to Third Amended Joint Plan of Reorganization

  2.3 Order Confirming Third Amended and Supplemented Joint Plan, Pursuant to 11 U.S.C. Section 1129

  2.4       Chapter 11 Post-Confirmation Order

  2.5 Order Regarding Entry Date of Order Confirming Third Amended and Supplemented Joint Plan Pursuant to 11 U.S.C. Section 1129

  2.6 Order Granting Second Motion for Technical, Non-Material Modification to the Third Amended and Supplemented Joint Plan of Reorganization


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AUTOMOBILE CREDIT FINANCE VI, INC.

                                      By:    /s/ Robert Idzi
                                          ------------------------------------
                                          Robert Idzi, Chief Financial Officer


Dated:   March 21, 1996





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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER    DOCUMENT DESCRIPTION
-------   --------------------

   2.1    Third Amended Joint Plan of Reorganization

   2.2    Modification to Third Amended Joint Plan of
          Reorganization

   2.3    Order Confirming Third Amended and Supplemented Joint
          Plan, Pursuant to 11 U.S.C. Section 1129

   2.4    Chapter 11 Post-Confirmation Order

   2.5    Order Regarding Entry Date of Order Confirming Third
          Amended and Supplemented Joint Plan Pursuant to 11 U.S.C.
          Section 1129

   2.6 Order Granting Second Motion for Technical, Non-Material Modification to the Third Amended and Supplemented Joint Plan of Reorganization


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